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                                                                     EXHIBIT 5.1

                        [SULLIVAN & CROMWELL LETTERHEAD]

                                                                January 12, 1998

H. F. Ahmanson & Company
4900 Rivergrade Road,
Irwindale, CA 91706

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 16,393,012 shares (the "Securities") of Common Stock, par value $.01 per share, of H. F. Ahmanson & Company, a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to 15,993,092 of the Securities (the "Registration Statement") has become effective under the Act and a registration statement pursuant to Rule 462(b) under the Act relating to 399,920 of the Securities has been filed and has become effective under the Act, the Securities have been duly issued and sold as contemplated by the Registration Statement and the merger of Coast Savings Financial, Inc. with and into the Company has been consummated, the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Ahmanson Common Stock" in the Prospectus and to the incorporation by reference of this opinion (and consent) in a registration statement to be filed by Ahmanson pursuant to Rule 462(b) under the Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ SULLIVAN & CROMWELL